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                                                                   Exhibit 5.1
                     [NUTTER, McCLENNEN & FISH LETTERHEAD]

                                                  April 15, 1998

Commerce Security Bancorp, Inc.
24012 Calle de la Plata, Suite 150
Laguna Hills, CA  92653

Gentlemen/Ladies:

                Reference is made to the registration statement on Form S-8 (the "Registration Statement") which Commerce Security Bancorp, Inc. (the "Company") is filing concurrently herewith with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to (i) an aggregate of 1,457,200 shares of the Company's Class B Common Stock, $0.01 par value (the "Class B Common Stock"), issuable pursuant to the Company's 1997 Stock Option Plan (the "1997 Plan"), and (ii) an indeterminate number of shares of such Class B Common Stock which may be issued or become issuable under the 1997 Plan, by reason of stock dividends, stock splits or other recapitalizations executed hereafter (collectively, the "Option Shares").

                We acted as legal counsel for the Company in connection with the adoption of the 1997 Plan, are familiar with the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws, and have examined such other documents as we deemed necessary for this opinion.
Based upon the foregoing, we are of the opinion that:

                1. When issued and paid for in compliance with the terms of the 1997 Plan, the 1,457,200 Option shares will be duly and validly issued, fully paid and non-assessable; and

                2. The additional Option shares which may become issuable by reason of stock dividends, stock splits or other recapitalizations hereafter executed, if and when issued in accordance with the terms of the 1997 Plan and upon compliance with the applicable provisions of law and of the Company's Certificate of Incorporation, as amended and restated to date, and By-Laws, will be duly and validly issued, fully paid and non-assessable.

                We understand that this opinion letter is to be used in connection with the Registration Statement and hereby consent to the filing of this opinion letter with and as a part of the Registration Statement and of any amendments thereto. It is understood that this opinion letter is to be used in connection with the offer and sale of the aforesaid shares only while the Registration Statement, as it may be amended from time to time as contemplated by Section 10(a)(3) of the Securities Act, is effective under the Securities Act.

                                        Very truly yours,

                                       /s/ Nutter, McClennen & Fish, LLP
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                                           Nutter, McClennen & Fish, LLP